UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2008

ClearPoint Business Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-7710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Blue Lake Rancheria Note and Escrow Agreement

ClearPoint Business Resources, Inc. (“ClearPoint”) previously disclosed that, on March 1, 2005, ClearPoint Resources, Inc. (“CPR”), a wholly owned subsidiary of ClearPoint, issued a Promissory Note (the “Note”) to Blue Lake Rancheria (“Blue Lake”) for $1,290,000 in principal amount guaranteed by Michael Traina, CPR’s and ClearPoint’s Chairman of the board of directors and Chief Executive Officer, and Christopher Ferguson, CPR’s and ClearPoint’s former director, President and Secretary. The Note matured on March 31, 2008.

As previously disclosed in the Current Report on Form 8-K filed by ClearPoint with the Securities and Exchange Commission (“SEC”) on April 4, 2008 (“April 4 8-K”), CPR entered into an Agreement, dated as of March 31, 2008, with Blue Lake (the “Blue Lake Agreement”). The Blue Lake Agreement set forth certain agreements between CPR and Blue Lake with respect to the amendment and restatement of the Note. CPR and Blue Lake acknowledged that the Blue Lake Agreement constituted a legally binding obligation and commitment of the parties thereto which would be further documented in definitive, binding agreements to be completed no later than April 14, 2008.

Pursuant to the Blue Lake Agreement, on April 14, 2008, CPR and Blue Lake amended and restated the Note (the “Amended Note”), which states that the principal amount of $1,290,000 is due and payable as follows: (i) $200,000 was due and paid on April 8, 2008, (ii) $50,000 is payable on the first business day of each calendar month for 12 consecutive months (totaling $600,000 in the aggregate), the first payment to occur on May 1, 2008 and the last to occur on April 1, 2009, and (iii) on April 30, 2009, CPR is obligated to pay to Blue Lake the balance of the principal amount, equal to $490,000. All interest is due on April 30, 2009. The interest rate was increased from 6% to 10% per annum.

In accordance with the Amended Note, if CPR were to sell twenty-five percent (25%) or more of its assets, or, if CPR were to consolidate or merge (excluding a merger for the purpose of changing the state of incorporation or a merger of CPR into a wholly owned subsidiary) and the holders of CPR’s voting stock outstanding immediately prior to such consolidation or merger did not in the aggregate hold a majority of the voting stock of the surviving or resulting entity outstanding immediately following such consolidation or merger, then without any further notice or demand the Amended Note would be immediately due and payable.

In addition, ClearPoint agreed to have 900,000 shares (“Escrow Shares”) of ClearPoint’s common stock issued in the name of Blue Lake, such Escrow Shares to be held in escrow, pursuant to an escrow agreement, dated as of April 14, 2008 (the “Escrow Agreement” and together with the Amended Note, the “Agreements”), as security for CPR’s due performance of all its obligations under the Amended Note. If CPR defaults under the Amended Note, then Blue Lake has the option under the Escrow Agreement of having the unpaid principal and interest paid with the Escrow Shares. The number of Escrow Shares issuable is determined in accordance with the calculations set forth in the Escrow Agreement; however, Blue Lake is not entitled to receive more than 900,000 shares under the Escrow Agreement.

As previously reported in the April 4 8-K, ClearPoint offered and sold the Escrow Shares to Blue Lake in reliance on the exemption from the registration requirements of Securities Act of 1933, as amended (the “Securities Act”) under (i) Section 4(2) of the Securities Act, based upon a determination that the Escrow Shares are being issued to a sophisticated investor who could fend for itself and who had access to, and was provided with, certain information that would otherwise be contained, or incorporated by reference, in a registration statement and there was no general solicitation or (ii) Rule 506 of Regulation D under the Securities Act, based upon a determination that the Escrow Shares are being issued to an “accredited investor,” as such term is defined in Rule 501 of Regulation D, without general solicitation or general advertising.

The Agreements also included various representations, warranties, covenants and other provisions, as applicable, customary for the transactions of this nature.

The foregoing is a summary of the material provisions of the Agreements. This summary is not intended to be complete and is qualified in its entirety by reference to the Agreements, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

Consulting Agreement with Chris Ferguson

As previously disclosed in the Current Report on Form 8-K filed by ClearPoint with the SEC on March 5, 2008 (“March 5 8-K”), on February 28, 2008, CPR and its subsidiary, ClearPoint Workforce, LLC, entered into the Licensing Agreement (the “Licensing Agreement”) with Optos Capital, LLC (“Optos”), of which Christopher Ferguson is a sole member. In connection with the Licensing Agreement, on February 28, 2008, Mr. Ferguson resigned effective February 28, 2008 as the director, President and Secretary of CPR and ClearPoint. Pursuant to the Voting Agreement, dated as of February 12, 2007, Mr. Ferguson is an indirect beneficial owner, as a sole member of Optos, of more than 50% of issued and outstanding shares of ClearPoint’s common stock.

As previously disclosed in the March 5 8-K, in connection with Mr. Ferguson’s resignation, ClearPoint and Mr. Ferguson entered into the Separation of Employment Agreement and General Release (the “Separation Agreement”). Under the Separation Agreement, ClearPoint agreed to enter into a consulting agreement with Mr. Ferguson. On April 18, 2008, CPR entered into a consulting agreement (the “Consulting Agreement”) with Mr. Ferguson pursuant to which he will be paid $25,000 per month for twelve (12) months. In return, Mr. Ferguson shall (i) cooperate fully with any reasonable request of CPR to provide truthful information and/or materials to CPR, (ii) provide CPR with litigation support, (iii) assist CPR in matters relating to the performance of Mr. Ferguson’s former duties with CPR and its parent and/or subsidiary companies and affiliates, and (iv) work with CPR to effectively transition Mr. Ferguson’s former duties and responsibilities with CPR and its parent and/or subsidiary companies and affiliates. The Consulting Agreement terminates on March 1, 2009, unless terminated earlier as provided in the Consulting Agreement. The Consulting Agreement also includes intellectual property assignment and work for hire, confidentiality and indemnification provisions as well as certain other representations, warranties and covenants customary in transactions of this nature.

The foregoing is a summary of the material provisions of the Consulting Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Consulting Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company entered into the Amended Note, the terms of which are described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

As previously discussed in the April 4 8-K, ClearPoint issued Escrow Shares, the terms of which are described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2008

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Kurt Braun
Name:	Kurt Braun
Title:	Chief Financial Officer

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